                                                                    EXHIBIT 2.14



                    REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as
                                                         ---------
               of [     ], among PRIMESTAR, INC., a Delaware corporation (the
               "Company"), TCI SATELLITE ENTERTAINMENT, INC., a Delaware
               --------
               corporation ("TSAT"), TIME WARNER ENTERTAINMENT COMPANY, L.P., a
                             ----
               Delaware limited partnership ("TWE"), ADVANCE/NEWHOUSE
                                              ---
               PARTNERSHIP, a New York general partnership ("Newhouse"), COMCAST
                                                             --------
               CORPORATION, a Pennsylvania corporation ("Comcast"), COX
                                                         -------
               COMMUNICATIONS, INC., a Delaware corporation ("Cox"), MEDIAONE OF
                                                              ---
               DELAWARE, INC., a Delaware corporation ("MediaOne"), CONTINENTAL
                                                        --------
               SATELLITE COMPANY, INC., a Massachusetts corporation, CONTINENTAL SATELLITE COMPANY OF CHICAGO, INC., an Illinois corporation, CONTINENTAL SATELLITE COMPANY OF MINNESOTA, INC., a Minnesota corporation, CONTINENTAL SATELLITE COMPANY OF NEW ENGLAND, INC., a New Hampshire corporation, CONTINENTAL SATELLITE COMPANY OF MICHIGAN, INC., a Michigan corporation, CONTINENTAL SATELLITE COMPANY OF OHIO, INC., an Ohio corporation, CONTINENTAL SATELLITE COMPANY OF VIRGINIA, INC., a Virginia corporation, MEDIAONE SATELLITE II, INC., a Delaware corporation, GE AMERICAN COMMUNICATIONS, INC., a Delaware corporation ("GE") and JOHN C.
                                                              --
               MALONE ("Malone").
                        ------

          WHEREAS, the parties hereto are parties to a Merger and Contribution Agreement, dated as of February 6, 1998 (the "Restructuring Agreement"),
                                              -----------------------
pursuant to which the Restructuring Transaction and the TSAT Merger (each as defined therein) will be consummated among the parties or their respective affiliates; and

          WHEREAS, pursuant to the Restructuring Transaction, each of TSAT, TWE, Newhouse, Comcast, Cox, MediaOne, and GE (or their respective Affiliates) will acquire certain shares of Common Stock of the Company;

          WHEREAS, pursuant to the TSAT Merger, Malone will acquire certain shares of Common Stock of the Company; and

          WHEREAS, as a condition to the Restructuring Transaction, the Company has agreed to grant to each of TSAT, TWE, Newhouse, Comcast, Cox, MediaOne, GE and Malone and their respective Affiliates certain registration rights with respect to their respective Registrable Shares (as defined below).

          NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

          SECTION 1.  (a)  Definitions.  As used in this Agreement, the
                           ------------
following terms shall have the following meanings:

          "Affiliate" means, with respect to any Person, any other Person that
           ---------
directly or indirectly Controls, is under common Control with, or is Controlled by such first Person, and shall include, with respect to Newhouse and Cox, as applicable, (x) in the case of Newhouse, any Person that is a lineal descendant (including adoptees) of Meyer and Rose Newhouse, and any Person which is wholly owned, directly or indirectly, by one or more of such lineal descendants, and in the case of Cox, any Person that is a lineal descendant (including adoptees) of Governor James M. Cox, and any Person which is wholly owned, directly or indirectly, by one or more of such lineal descendants, (y) the trustee of a trust, or a custodian under the Uniform Gift to Minors Act or similar fiduciary, the primary beneficiaries of which (or primary income beneficiaries of which, in the case of a charitable remainder or similar trust) include only the respective natural Persons described in clause (x) above (provided that such trust may
                                               --------
grant a general or special power of appointment to any such Person and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or the estate of any such Person, payable by reason of the death of such Person, as applicable), and (z) the executor, administrator, guardian or personal representative of the estate of any of the respective natural Persons described in clause (x) above. The term "affiliated" (whether or not capitalized) shall have a correlative meaning. Anything contained herein to the contrary notwithstanding, the Estate of Bob Magness shall not be deemed to be an Affiliate of Malone for purposes of this Agreement.

          "Agreement" is defined in the preamble hereto.
           ---------

          "Approved Underwriter" has the meaning assigned in Section 2(c).
           --------------------

          "Board" is defined in Section 2(a).
           -----

          "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday
           ------------
and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

          "Cable Sale" means, with respect to any Class C Holder, the sale,
           ----------
contribution or assignment to a single Person of all or substantially all of such Class C Holder's cable systems.

          "Class A Stock" means Class A Common Stock, par value $.01 per share,
           -------------
of the Company with one vote per share.

          "Class B Stock" means Class B Common Stock, par value $.01 per share,
           -------------
of the Company with ten votes per share.

          "Class C Holder" means (i) each of TWE, Newhouse, Comcast, Cox,
           --------------
MediaOne and each of the MediaOne Transferors, in each case for as long as it holds of record Registrable Shares and (ii) each Permitted C Transferee (as defined in the Stockholders Agreement) that acquires record ownership of Registrable Shares for as long as such Permitted C Transferee holds of record Registrable Shares, provided that such Permitted C Transferee shall have complied with Section 31 of the Stockholders Agreement. For the avoidance of doubt, Newhouse shall individually be considered a Class C Holder for purposes of this Agreement.

          "Class C Stock" means Class C Common Stock, par value $.01 per share,
           -------------
of the Company with ten votes per share.

          "Comcast" is defined in the preamble hereto.
           -------

          "Commission" means the Securities and Exchange Commission.
           ----------

          "Company" is defined in the preamble hereto.
           -------

          "Company Securities" means shares of Common Stock or any other
           ------------------
securities of the Company.

          "Company Underwriter" has the meaning assigned in Section 3(a).
           -------------------

          "Control" means, with respect to any Person, the possession, directly
           -------
or indirectly, of the power to direct or cause the direction of the management and policies of such Person, (whether through the ownership of securities, partnership interests or other ownership interest, by contract or otherwise). The terms "Controlled," "Controlling" and similar variations shall have
           ----------    -----------
correlative meanings.

          "Cox" is defined in the preamble hereto.
           ---

          "Demand Notice" has the meaning assigned in Section 2(a).
           -------------

          "Demand Registration" has the meaning assigned in Section 2(a).
           -------------------

          "Disadvantageous Condition" has the meaning assigned in Section 2(a).
           -------------------------

          "Effective Date" means the date upon which the closing of the
           --------------
Restructuring Transaction shall occur.

          "Effectiveness Period" means (i) in the case of any registration other
           --------------------
than a shelf registration, with respect to each registration statement filed pursuant to Section 2 or Section 3 herein, a period of one hundred and twenty
(120) calendar days from the date such registration statement shall be declared effective by the Commission and (ii) in the case of any shelf registration, until all the Registrable Shares under such registration are sold, but in no event in excess of a period of two years from the date such registration statement shall become effective.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and the rules and regulations promulgated thereunder.

          "GE" is defined in the preamble hereto.
           --

          "Holder" means (i) each Class C Holder, each Specified Class B Holder
           ------
and GE, (ii) any Person that acquires record ownership of Registrable Shares from a Class C Holder pursuant to a Cable Sale as permitted by Sections 13(b) and 16(b) of the Stockholders Agreement, (iii) any Spin-Off Entity that acquires record ownership of Registrable Shares from a Class C Holder pursuant to a Spin-Off as permitted by Sections 13(b) and 16(a) of the Stockholders Agreement and
(iv) any other Person that acquires from a Class C Holder, a Specified Class B Holder or GE record ownership of Registrable Shares representing 50% or more of the Registrable Shares held of record by such Class C Holder, such Specified Class B Holder or GE, as applicable, as of the Effective Date, in each case without violating any transfer restriction provision of the Stockholders Agreement.

          "Holder Group" means a Holder together with each of its Affiliates
           ------------
that are Holders.

          "Indemnified Party" has the meaning assigned in Section 9(c).
           -----------------

          "Indemnifying Party" has the meaning assigned in Section 9(c).
           ------------------

          "Inspectors" has the meaning assigned in Section 7(a)(viii).
           ----------

          "Malone" is defined in the preamble hereto.
           ------

          "MediaOne" is defined in the preamble hereto.
           --------

          "MediaOne Transferors" means each of (i) Continental Satellite
           --------------------
Company, Inc., (ii) Continental Satellite Company of Chicago, Inc., (iii) Continental Satellite Company of Minnesota, Inc., (iv) Continental Satellite Company of New England, Inc., (v) Continental Satellite Company of Michigan, Inc., (vi) Continental Satellite Company of Ohio, Inc., (vii) Continental Satellite Company of Virginia, Inc. and (viii) MediaOne Satellite II, Inc.

          "NASD" means the National Association of Securities Dealers, Inc.
           ----

          "Newhouse" is defined in the preamble hereto.
           --------

          "Optimal Amount" has the meaning assigned in Section 2(d) and
           --------------
Section 6.

          "Participating Holder" has the meaning assigned in Section 7(a)(i).
           --------------------

          "Person" means any individual, corporation, limited liability company,
           ------
general or limited partnership, joint venture, association, joint stock company, trust, unincorporated business or organization.

          "Piggyback Registration" has the meaning assigned in Section 3(a).
           ----------------------

          "Proceeding" has the meaning assigned in Section 10(b).
           ----------

          "Records" has the meaning assigned in Section 7(a)(viii).
           -------

          "Registrable Shares" means (i) shares of Class A Stock issued to the
           ------------------
Class C Holders, the Specified Class B Holders and GE pursuant to the Restructuring Transaction or upon conversion of any Class B Stock described in clause (ii) below or acquired by any Class C Holder, or any Specified Class B Holder pursuant to the claw back provisions of Section 19 of the Stockholders Agreement, (ii) shares of Class B Stock issued to the Specified Class B Holders pursuant to the Restructuring Transaction or to the Class C Holders upon conversion of any shares of Class C Stock or acquired by the Class C Holders, the Specified Class B Holders or GE pursuant to the right of first refusal provisions of Sections 17 and 18 of the Stockholders Agreement and (iii) any other securities issued to the Class C Holders, the Specified Class B Holders or GE in respect of any shares of Class A Stock, Class B Stock or Class C Stock upon any stock split, stock dividend, subdivision, combination, reclassification, recapitalization, merger, consolidation or similar event.

          "Registration Expenses" means all expenses incident to the Company's
           ---------------------
performance of or compliance with the provisions of this Agreement, including, without limitation, all Commission, stock exchange, NASD and other registration, listing and filing fees and expenses of compliance with securities or blue sky laws, rating agency fees, printing expenses, messenger and delivery expenses and fees, expenses and disbursements of counsel for the Company and of the Company's independent accountants, the reasonable fees and disbursements of one legal counsel selected by Participating Holders representing a majority of the Registrable Shares to be registered and reasonably acceptable to the other Participating Holders for the purpose of representing such Participating Holders in connection with the registration of Registrable Shares held by such Participating Holders, any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, the fees and expenses of any special experts retained in connection with the registration of Registrable Shares (but excluding underwriting discounts, underwriting commissions and transfer taxes, if any, applicable to such

Registrable Shares) and other reasonable out-of-pocket expenses incurred by the Company and each Holder pursuant to any provisions of this Agreement.

          "Restructuring Agreement" means the Merger and Contribution Agreement,
           -----------------------
dated as of February 6, 1998, among TSAT, the Company, TWE, Newhouse, Comcast, Cox, MediaOne and GE.

          "Restructuring Transaction" is defined in the Restructuring Agreement.
           -------------------------

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations promulgated thereunder.

          "Specified Class B Holder" means (i) each of TSAT and Malone, in each
           ------------------------
case for as long as such Person holds of record Registrable Shares and (ii) each Permitted B Transferee (as defined in the Stockholders Agreement) that acquires Registrable Shares for as long as such Permitted B Transferee holds of record Registrable Shares, provided that such Permitted B Transferee shall have complied with Section 31 of the Stockholders Agreement.

          "Spin-Off" means, with respect to any Class C Holder, any transaction
           --------
pursuant to which all or substantially all ownership interests in a wholly owned subsidiary (the "Spin-Off Entity") of such Class C Holder (i) are offered or
                 ---------------
distributed on a pro rata basis to all or substantially all of the common
                 --- ----
stockholders (and possibly other security holders) of such Class C Holder pursuant to a stock dividend or other distribution, an offering of rights, warrants or securities or a similar transaction entitling such stockholders to acquire or subscribe for such ownership interests, a spin-off, a split-up, a split-off, an exchange offer or similar transaction and/or (ii) are offered pursuant to an initial public offering made on a widely distributed basis.

          "Stockholders Agreement" means the Stockholders Agreement, dated as of
           ----------------------
[          ], among the Company, TSAT, TWE, Newhouse, Comcast, Cox, MediaOne,
the MediaOne Transferors, GE and Malone.

          "TSAT Effective Time" is defined in the Restructuring Agreement.
           -------------------

          "TSAT Merger" is defined in the Restructuring Agreement.
           -----------

          "TWE" is defined in the preamble hereto.
           ---

          (b)  Terms and Usage Generally.  The definitions in this Section 1
               --------------------------
shall apply equally to both the singular and plural forms of the terms defined therein. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections shall be deemed to be references to Sections of this Agreement, unless the context shall otherwise require. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All accounting terms not defined in this Agreement shall have the meanings determined by United States generally accepted accounting principles as in effect from time to time. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

          SECTION 2.  Demand Registrations.  (a)  Request for Registration.
                      ---------------------       -------------------------
Each Holder shall have the right to make one or more written requests to the Company for registration of any of the Registrable Shares held of record by such Holder under the Securities Act and the securities or blue sky laws of any jurisdiction designated by such Holder (each such written request, a "Demand
                                                                      ------
Notice").  Each Demand Notice shall specify the number of Registrable Shares
------
proposed to be sold and shall also specify the intended method of disposition thereof. In connection with each Demand Notice, the Company shall, as expeditiously as possible, use its best commercially reasonable efforts to prepare for and effect the registration of the Registrable Shares specified in such Demand Notice on an appropriate form under the Securities Act (each such registration, a "Demand Registration") and maintain such registration effective
                 -------------------
throughout the Effectiveness Period; provided, however, that the Company shall
                                     --------  -------
not be obligated to effect
more than four Demand Registrations with respect to each Holder Group and shall not be obligated to effect any Demand Registration in each of the following cases:

          (i) prior to the earliest to occur of (x) 180 calendar days after the TSAT Effective Time, (y) 180 calendar days after the closing of an initial public offering of Common Stock of the Company and (z) the first anniversary of the Effective Date;

          (ii) if within the six month period immediately preceding the date of receipt by the Company of a Demand Notice, the Company had effected one or more Demand Registrations;

          (iii) in the event that the aggregate market value of the Registrable Shares proposed to be registered pursuant to such Demand Registration in accordance with this Section 2 (which shall include any Registrable Shares to be included pursuant to Section 2(d)) does not exceed U.S. $30 million unless such smaller amount represents all remaining shares of Class A Stock and Class B Stock owned by such Holder and its Affiliates; and

          (iv) if, in the opinion of counsel to the Company, which opinion shall be reasonably satisfactory to the Holders intending to register any of their respective Registrable Shares pursuant to a Demand Registration in accordance with this Section 2, and in the opinion of counsel to such Holders, the sale of such Registrable Shares would be exempt from registration under the Securities Act.

In addition, the Company shall be entitled to postpone, for a reasonable period of time not in excess of ninety (90) calendar days after its receipt of a Demand Notice, the filing of any registration statement in connection with such Demand Notice if (i) at any time prior to the filing of such registration statement the Board of Directors of the Company (the "Board") determines, in its reasonable
                                        -----
business judgment, by majority vote of the entire Board, that such registration and offering would materially interfere with or otherwise adversely affect in any material respect any financing, acquisition, corporate reorganization or other material transaction or development involving the Company (each, a

"Disadvantageous Condition") and (ii) the Company gives each Participating
--------------------------
Holder written notice of such postponement; provided that the Company may
                                            --------
postpone the filing of any registration statement in connection with any

Demand Registration as provided in this Section 2(a) by reason of the existence of one or more Disadvantageous Conditions as provided herein only once during any twelve month period. In the event of any such postponement, the Company shall file the applicable registration statement as soon as practicable after the Board shall determine, in its reasonable business judgment, by majority vote of the entire Board, that such registration and offering would not result in such Disadvantageous Condition (but in no event later than ninety (90) calendar days after the date of the Demand Notice associated with such registration and offering). In the event that the Company postpones the filing of any registration statement as provided herein, Participating Holders holding in the aggregate 50% or more of the Registrable Shares requested to be included in such registration statement shall have the right to withdraw the Participating Holders' request for such registration by giving notice to the Company at any time following the Company's notice of such postponement, and such registration shall not count as a Demand Registration. Such withdrawal request shall be deemed to apply to all Participating Holders that requested to participate in such registration.

Each Holder having requested a Demand Registration may, at any time prior to the effective date of the registration statement relating to such Demand Registration, revoke such request without being deemed to have made a Demand Registration, provided that such Holder shall pay any expense or liability
              --------
incurred by the Company or any other Holder in connection with or arising from such request.

          (b)  Effective Registration and Expenses.  A registration of
               ------------------------------------
Registrable Shares shall not constitute a Demand Registration until a registration statement with respect to such Registrable Shares shall have become effective. In any registration of Registrable Shares initiated as a Demand Registration, subject to Section 2(a), the Company shall pay all Registration Expenses in connection therewith, whether or not such Demand Registration becomes effective, unless such Demand Registration fails to become effective as a result of the fault of the Holder that requested such Demand Registration.

          (c)  Selection of Underwriters.  If any Demand Registration is in the
               --------------------------
form of an underwritten offering, the Holder that requested such Demand Registration shall select and obtain the investment banker or investment bankers and manager or managers that will administer the offering (collectively, the

"Approved Underwriter"); provided that
---------------------    --------
the Approved Underwriter shall be reasonably acceptable to the Company.

          (d)  Inclusion Rights.  Upon receipt of a Holder's Demand Notice, the
               -----------------
Company shall promptly notify each other Holder of such Demand Notice. Each such other Holder shall have the right to request to register in the Demand Registration associated with such Demand Notice any Registrable Shares held by such other Holder, by submitting written notice of such request to the Company within ten (10) Business Days from the date such Demand Notice is received by the Company. In the event that more than one Holder has made a request to register Registrable Shares pursuant to a Demand Registration that involves an underwritten offering and the Approved Underwriter advises in writing that the total number of Registrable Shares to be registered pursuant to such Demand Registration exceeds the amount (the "Optimal Amount") that can be sold in (or
                                      --------------
during the time of) such Demand Registration without delaying or jeopardizing the success of such Demand Registration (including the per share price of such Registrable Shares), then the number of Registrable Shares to be offered for the account of each such Holder shall be reduced pro rata based on the number of
                                             --- ----
Registrable Shares proposed to be sold by each such Holder in connection with the applicable registration statement to effect such Demand Registration, until the total number of Registrable Shares to be registered pursuant to such Demand Registration shall not exceed the Optimal Amount. Notwithstanding anything to the contrary in this Section 2, each Holder owning Registrable Shares that are being registered pursuant to a Demand Registration, other than the Holder that initially requested such Demand Registration, shall not be deemed to have requested such Demand Registration; provided, however, that the Holder that
                                    --------  -------
initially requested such Demand Registration shall not be deemed to have requested such Demand Registration, if such Holder is permitted to register less than 50% of its Registrable Shares sought to be registered pursuant to such Demand Registration. Each Holder (other than a Holder having requested such Demand Registration) shall have the right to withdraw such Holder's request to register Registrable Shares in connection with a Demand Registration pursuant to this Section 2(d) by giving notice to the Company at least ten (10) calendar days prior to the effective date of such Demand Registration, and such Holder shall not be liable for any expense or liability incurred by the Company or any other Holder in connection with such Demand Registration.

          SECTION 3.  Piggyback Registrations.  (a)  Request for Registration.
                      ------------------------       -------------------------
After the earlier of (x) the TSAT Effective Time and (y) the closing of an initial public offering of Common Stock of the Company, if the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company or any Holder of Company Securities (other than in connection with the registration of Company Securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act), then the Company shall in each case give written notice of such proposed filing to each Holder at least twenty (20) Business Days before the anticipated filing date, and such notice shall describe in detail the proposed registration and distribution (including those jurisdictions in which registration under the securities or blue sky laws is intended) and shall offer such Holder the opportunity to register any of such Holder's Registrable Shares pursuant to such registration. Each Holder shall have the right to include any of its Registrable Shares in such offering by giving written notice thereof to the Company within ten (10) Business Days after receipt of the Company's notice associated with such offering. If such Holder elects to include any of its Registrable Shares in such offering, the Company shall use its best commercially reasonable efforts to register such Registrable Shares under the Securities Act and include such Registrable Shares in such offering on the same terms and conditions as any Company Securities that are similar to such Registrable Shares are included therein and otherwise on terms that constitute the economic equivalent of the terms of inclusion of any Company Securities in such offering (each, a "Piggyback Registration"); provided, however, that the Company shall
          ----------------------    --------  -------
not be required under this Section 3 to include any Registrable Shares of any Holder in any such offering, unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriter or underwriters selected by the Company for such offering (collectively, the "Company Underwriter") and performs its obligations thereunder. Notwithstanding
--------------------
the foregoing, if the Company Underwriter delivers a written opinion that the total amount or kind of securities which any Holders, the Company and any other Persons intend to include in such offering is sufficiently large to affect materially and adversely the distribution of such securities, then the number of Registrable Shares to be offered for the account of each such Holder shall be reduced pro rata (based on the number of Registrable Shares proposed to be sold
        --- ----
by each such Holder pursuant to such offering) to the extent necessary to reduce the aggregate amount of securities included in such offering to the amount recommended by the Company Underwriter. Each Holder shall be permitted to withdraw all or any portion of its Registrable Shares from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration. The Company shall bear all Registration Expenses in connection with any Piggyback Registration whether or not such Piggyback Registration becomes effective.

          (b)  No Registration of Company Securities.  The Company may, without
               --------------------------------------
the consent of any Holder, delay, suspend, abandon or withdraw any registration by the Company that is not a Demand Registration and any related proposed offering or other distribution in which any Holder has requested inclusion of such Holder's Registrable Shares pursuant to this Section 3; provided that the
                                                             --------
applicable Participating Holders shall be entitled to continue such registration as a Demand Registration pursuant to Section 2 following any such withdrawal by the Company to the extent that such registration by the Participating Holders making such election would otherwise satisfy the requirements of Section 2 and provided further that the Company shall be obligated to pay all Registration
----------------
Expenses to the extent incurred in connection with such proposed registration.

          SECTION 4.  Holdback Agreements.  (a)  Restrictions on Holders.  To
                      --------------------       ------------------------
the extent not inconsistent with applicable law, in the event that any Registrable Shares shall be registered in connection with an underwritten public offering, each Holder agrees not to effect (and to cause its Affiliates not to effect) any public sale or distribution of Registrable Shares or any other equity security of the Company, or any securities convertible into or exchangeable or exercisable for Registrable Shares or other equity securities of the Company, including a sale pursuant to Rule 144 under the Securities Act (except as part of such registration), during the ten (10) Business Days prior to, and during the 90-day period beginning on, the later of (i) the effective date of such registration or (ii) the commencement of a public distribution of such Restricted Securities pursuant to such registration, in each case if and to the extent requested by (x) the Company in the case of a non-underwritten public offering or (y) the Approved Underwriter or the Company Underwriter, as applicable, in the case of an underwritten public offering.

          (b)  Restrictions on the Company.  In connection with any registration
               ----------------------------
of Registrable Shares in connection with an underwritten public offering, the Company agrees not to effect any public sale or distribution of any of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities (except pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar forms thereto) during the ten (10) Business Days prior to, and during the 90-day period beginning on, the later of (i) the effective date of such registration or (ii) the commencement of a public distribution of such Registrable Shares pursuant to such registration.

          SECTION 5.  Adjustments Affecting Registrable Shares.  The Company
                      -----------------------------------------
shall not effect or permit to occur any combination, subdivision or other recapitalization of any of its securities, if such combination, subdivision or other recapitalization (i) would materially adversely effect the ability of any Holder to include any of its Registrable Shares in any registration pursuant to
Section 2 or Section 3 herein, (ii) would reduce the number of Registrable Shares that any Holder would otherwise be entitled to include in any registration pursuant to Section 2 or Section 3 herein or (iii) would materially adversely affect the marketability of such Registrable Shares in connection with any registration pursuant to Section 2 or Section 3 herein.

          SECTION 6.  Priority Rights of Holders.  The Company hereby agrees not
                      ---------------------------
to enter into any agreement for the registration, sale or distribution of any of the Company's securities with terms preferential to or pari passu with the terms
                                                       ---- -----
set forth in this Agreement with respect to each Holder. In the event that any Holder shall request that the Company effect a registration of Registrable Shares pursuant to Section 2 or Section 3 herein and at such time the Company has been requested to effect a registration of any of its securities pursuant to any such other agreement and the Approved Underwriter or Company Underwriter, as the case may be, advises the Company that, in their opinion, the Company should not at such time effect the concurrent registration of such securities and Registrable Shares or advises that the aggregate number of such securities and Registrable Shares proposed to be registered exceed the amount (the "Optimal
                                                                     -------
Amount") that can be sold in (or during the time of) such offering without
------
delaying or jeopardizing the success of such offering (including the per share price of such Registrable Shares), then the Company shall be obligated to effect the registration of Registrable Shares pursuant to Section 2 or Section 3 herein and not effect the registration of such other securities or shall alternatively reduce the number of securities (other than Registrable Shares) to be registered in connection with such offering to an amount that, together with the number of Restricted Securities to be registered, would not exceed the Optimal Amount.

          SECTION 7.  Registration Procedures. (a)  General.  Whenever
                      ------------------------      --------
registration of Registrable Shares has been requested pursuant to Section 2 or
Section 3 of this Agreement, the Company shall use its best commercially reasonable efforts to effect the registration and sale of such Registrable Shares in accordance with the provisions herein as quickly as practicable, and, in connection with any such request, the Company shall, as expeditiously as possible:

          (i) prepare and file with the Commission (not later than thirty (30) calendar days after receipt of such request) a registration statement (as well as any necessary supplements and amendments thereto) which counsel for the Company shall deem appropriate on such form as shall be available for the sale of such Registrable Shares in accordance with the intended method of distribution thereof, and use its best commercially reasonable efforts to cause such registration statement to become effective and remain effective during the Effectiveness Period; provided, however, that, before
                                                --------  -------
     filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall (x) provide counsel selected by the Holders owning such Registrable Shares (each, a "Participating Holder")
                                                      --------------------
     with an opportunity to participate in the preparation of such registration statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the Commission, which documents shall be subject to the review and approval (which approval shall not be unreasonably withheld) of counsel for the Participating Holders and (y) notify each Participating Holder and counsel for the Participating Holders of any stop order issued or, to the best knowledge of the Company, threatened by the Commission and take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

          (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective during the Effectiveness Period (but in no event before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition set forth in such registration statement;

          (iii) furnish to each Participating Holder, prior to the filing of such registration statement, copies of such registration statement as proposed to be filed and thereafter such number of copies of such registration statement, each amendment and supplement thereto (in each case, including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as each Participating Holder may reasonably request;

          (iv) use its best commercially reasonable efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as each Participating Holder requests and do any and all other acts and things which may be reasonably necessary or advisable to enable each Participating Holder to consummate the disposition of such Registrable Shares in such jurisdictions; provided that the Company
                                                       --------
     shall not be required to (x) qualify generally to do business in any jurisdiction in which it would not otherwise be required to qualify but for this Section 7(a)(iv), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

          (v) use its best commercially reasonable efforts to cause the Registrable Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable each Participating Holder to consummate the disposition of such Registrable Shares;

          (vi) notify each Participating Holder, at any time when a prospectus relating to such Registrable Shares is required to be delivered under the Securities Act, upon discovery that, or upon the occurrence of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each Participating Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Shares, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

          (vii) enter into and perform customary agreements (including an underwriting agreement in customary form with each Approved Underwriter and Company Underwriter) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Shares. Each Participating Holder shall also enter into and perform its obligations under such agreements;

          (viii) make available for inspection by any managing underwriter participating in any disposition pursuant to such registration statement, counsel for each Participating Holder and any attorney, accountant or other agent retained by each Participating Holder or the managing underwriter (collectively, the "Inspectors") all financial and other records, pertinent
                         ----------
     corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable the Inspectors to
     --------
     exercise their due diligence responsibility and cause the Company's officers, directors and employees and the independent public accountants of the Company to supply all information reasonably requested by any such Inspector in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and which it notifies each Participating Holder are confidential shall not be disclosed by the Inspectors unless (x) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the applicable registration statement (in which case, the Participating Holders shall cooperate with the Company in seeking confidential treatment of such Records) or (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each such Holder agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of such Records;

          (ix) in the event such sale is effected pursuant to an underwritten offering, obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as counsel for each Participating Holder or the managing underwriter reasonably request;

          (x) furnish, at the request of each Participating Holder, on the date such Registrable Shares are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Shares are not being sold through underwriters, on the date the registration statement with respect to such Registrable Shares becomes effective, an opinion, dated as of such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to each Participating Holder, covering such legal matters with respect to the registration as each Participating Holder may reasonably request and are customarily included in such opinions;

          (xi) otherwise use its best commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make available to each Participating Holder, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months beginning after the effective date of the registration statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act;

          (xii) cause all such Registrable Shares to be listed on each securities exchange or interdealer quotation systems, if any, on which other securities of the same class issued by the Company are then listed (subject to notice of issuance), provided that the applicable listing
                                      --------
     requirements are satisfied; and

          (xiii) keep each Participating Holder advised in writing as to the initiation and progress of such registration.

          (b)  Conditions Precedent.  The Company's obligations under this
               ---------------------
Agreement to any Participating Holder shall be conditioned upon such Participating Holder's compliance with the following:

          (i) such Participating Holder shall cooperate with the Company in connection with the preparation of any registration statement in connection with a Demand Registration or Piggyback Registration, and for so long as the Company is obligated to keep such registration statement effective, such Participating Holder will provide to the Company, in writing, expressly for use in such registration statement, all information regarding such Participating Holder, its intended method of disposition of the applicable Registrable Shares and such other information as the Company may reasonably request to prepare such registration statement and related prospectus covering the Registrable Shares and to maintain the currency and effectiveness thereof; and

          (ii) each Participating Holder agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 7(a)(vi), such Participating Holder will forthwith discontinue disposition of Registrable Shares pursuant to the applicable registration statement until such Participating Holder receives copies of the supplemented or amended prospectus contemplated by Section 7(a)(vi), and, if so directed by the Company, such Participating Holder will deliver to the Company all copies in its possession of the most recent prospectus covering such Registrable Shares at the time of receipt of such notice. In the event that the Company shall give such notice, the Effectiveness Period shall be extended by the number of days during the period from and including the date of the giving of notice pursuant to Section 7(a)(iv) to the date when the Company shall make available to such Participating Holder a prospectus supplemented or amended to conform with the requirements of
     Section 7(a)(vi).

          (c)  Untrue or Misleading Statements/Omissions. If any Holder
               ------------------------------------------
participates in a disposition of Registrable Shares pursuant to a registration statement as provided herein, each such Holder shall be deemed to agree that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 7(a)(vi), such Holder shall forthwith discontinue disposition of Registrable Shares pursuant to the registration statement covering such Registrable Shares until receipt by such Holder of the copies of the supplemented or amended prospectus contemplated by Section 7(a)(vi), and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. In such event, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 7(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 7(a)(vi) to and including the date when such Holder shall have received the copies of the supplemented or amended prospectus contemplated by Section 7(a)(vi).

          SECTION 8.  Registration Expenses.  The Company shall pay all
                      ----------------------
Registration Expenses in connection with the first four Demand Registrations with respect to each Holder and all Piggyback Registrations pursuant to Section 2 or Section 3 herein, and each Holder shall pay its pro rata portion of all
                                                     --- ----
underwriting discounts, underwriting commissions and transfer taxes, if any, allocable to the sale or disposition of any Registrable Shares of such Holder in connection with any registration of such Registrable Shares effected pursuant to
Section 2 or Section 3 herein, based on the aggregate market value of the Registrable Shares of each Holder included in such registration.

          SECTION 9.  Indemnification and Contribution. (a)  Indemnification by
                      ---------------------------------      ------------------
the Company.  The Company agrees to indemnify, to the full extent permitted by
------------
law, each Holder, its officers, directors and agents, each Person that controls each Holder (within the meaning of the Securities Act or the Exchange Act) and any investment adviser of each Holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, except insofar as such actual or alleged untrue statement or omission was made (x) in reliance upon and in conformity with any information furnished in writing to the Company by such Holder expressly for use therein, (y) in any prospectus used after such time as the Company advised such Holder that the filing of a post-effective amendment or supplement thereto was required, other than such prospectus as so amended or supplemented or (z) in any prospectus used after such time as the obligation of the Company to keep such prospectus effective and current shall have expired or (ii) any violation by the Company of the Securities Act in connection with such registration. The Company shall also indemnify any underwriters of the Registrable Shares, their officers and directors and each Person that controls such underwriters (within the meaning of the Securities Act and the Exchange
Act) to the same extent as provided above with respect to the indemnification of the Holders.

          (b)  Indemnification by the Holders.  In connection with any
               -------------------------------
registration statement pursuant to which Registrable Shares owned by any Holders are being registered as provided in Section 2 or Section 3 herein, each such Holder shall furnish to the Company in writing such information with respect to such Holder as the Company may reasonably request for use in connection with any such registration statement or related prospectus and agrees to indemnify, to the extent permitted by law, the Company, its directors, officers and agents and each Person that controls the Company (within the meaning of the Securities Act and the Exchange Act) from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue statement of material fact or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented) or arising out of or based upon any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but only insofar as such losses, claims, damages, liabilities and expenses are caused by information furnished in writing to the Company by such Holder expressly for use therein.

          (c)  Conduct of Indemnification Proceedings.  Any Person entitled to
               ---------------------------------------
indemnification hereunder (each, an "Indemnified Party") agrees to give prompt
                                     -----------------
written notice to the Person required pursuant to this Section 9 to indemnify such Indemnified Party (the "Indemnifying Party") after the receipt by the
                             ------------------
Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Section 9; provided that failure so to notify the Indemnifying Party shall
                --------
not
relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder, except to the extent that the Indemnifying Party shall have been actually prejudiced by any failure or delay in giving such notice. In case notice of commencement of any such action shall be given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and control the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay such fees and expenses, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party, in which case the Indemnifying Party shall also not have the right to control the defense of such action on behalf of such Indemnified Party. No Indemnifying Party shall be liable for any settlement entered into without its consent.

          (d)  Contribution.  If the indemnification provided for in this
               -------------
Section 9 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative faults of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying

Party or Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this Section 9, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata
                                                                 --- ----
allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation.

          SECTION 10.  Enforcement; Exclusive Jurisdiction. (a)  The parties
                       ------------------------------------
hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the State of New York or the State of Delaware and any court of the United States located in the Borough of Manhattan in New York City or the State of Delaware.

          (b) With respect to any suit, action or proceeding relating to this Agreement (collectively, a "Proceeding"), each party to this Agreement
                            ----------
irrevocably:

          (i) consents and submits to the exclusive jurisdiction of the courts of the States of New York and Delaware and any court of the United States located in the Borough of Manhattan in New York City or the State of Delaware;

          (ii) waives any objection which such party may have at any time to the laying of venue of any Proceeding brought in any such court, waives any claim that such Proceeding has been brought in an inconvenient forum and further waives the right to object, with respect to such Proceeding, that such court does not have jurisdiction over such party; and

          (iii) consents to the service of process at the address set forth for notices in Section 13 of this Agreement; provided that such manner of
                                              --------
     service of process shall not preclude the service of process in any other manner permitted under applicable law.

          SECTION 11.  Term.  The provisions in this Agreement shall remain in
                       -----
effect until the earlier to occur of (i) such time as all Registrable Shares shall have been sold pursuant to a registered offering as provided herein and
(ii) such time as no Registrable Shares shall remain outstanding; provided,
                                                                  --------
however, that the provisions of Section 9 herein shall survive the termination
-------
of this Agreement.

          SECTION 12.  Assignment.  Except as expressly provided in the
                       -----------
definition of "Holder", none of the rights granted to any Holder pursuant to this Agreement may be assigned. Any purported assignment in violation of this
Section 12 shall be void and unenforceable. In the event that a Person who is not a signatory to this Agreement meets the definition of a "Holder" such Person shall have a right to become a signatory to this Agreement; provided, that such
                                                            --------
Person shall become bound by the obligations of, and entitled to the rights and benefits of, a "Holder" under this Agreement only upon executing and delivering to each other party to this Agreement a counterpart hereof.

          SECTION 13.  Notices.  Any notice or other communication that is
                       --------
required or that may be given in connection with this Agreement shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail or by Federal Express or similar courier service, postage prepaid, and shall be deemed given when so received if delivered personally or by telecopy or, if mailed, seven (7) calendar days after the date of mailing (three (3) calendar days in the case of express mail, Federal Express or similar courier service), as follows:


          If to the Company:

          8085 South Chester Street, Suite 300
          Englewood, CO 80112
          Attention of President
          Facsimile: (303) 712-4977

          With a separate copy delivered to:

          Baker & Botts, LLP
          599 Lexington Avenue
          New York, NY 10022
          Attention of Marc A. Leaf, Esq.
          Facsimile: (202) 705-5125

          If to TSAT:

          8085 South Chester Street, Suite 300
          Englewood, CO 80112
          Attention of: Kenneth G. Carroll
          Facsimile: (303) 712-4973

          With a separate copy delivered to:

          Baker & Botts, LLP
          599 Lexington Avenue
          New York, NY 10022
          Attention of Marc A. Leaf, Esq.
          Facsimile: (202) 705-5125

          If to TWE:

          290 Harbor Drive
          Stamford, CT 06902
          Attention of General Counsel,
                       Time Warner Cable
          Facsimile: (203) 328-4840

          With a separate copy delivered to:

          Cravath, Swaine & Moore
          825 Eighth Avenue
          New York, NY 10019
          Attention of John T. Gaffney, Esq.
          Facsimile: (212) 474-3700

          If to Newhouse:

          5015 Campuswood Drive
          East Syracuse, NY 13057
          Attention of Robert J. Miron
          Facsimile: (315) 463-4127

          With a separate copy delivered to:

          Sabin, Bermant & Gould
          350 Madison Avenue
          New York, NY 10017
          Attention of Arthur J. Steinhauer, Esq.
          Facsimile: (212) 692-4406

          If to Comcast:

          1500 Market Street
          Philadelphia, PA 19102
          Attention of General Counsel
          Facsimile: (215) 981-7794

          With a separate copy delivered to:

          Comcast Corporation
          1500 Market Street
          Philadelphia, PA 19102
          Attention of Kathleen M. Hyneman, Esq.
          Facsimile: (215) 981-7794

          If to Cox:

          1400 Lake Hearn Drive
          Atlanta, GA 30319
          Attention of Ajit Dalvi
          Facsimile: (404) 847-6542

          With a separate copy delivered to:

          Dow, Lohnes & Albertson
          1200 New Hampshire Avenue, N.W.
          Suite 800
          Washington, DC 20036
          Attention of Stuart Sheldon, Esq.
          Facsimile: (202) 776-222

          If to MediaOne:

          US WEST Media Group, Inc.
          9785 Maroon Circle, Suite 420
          Englewood, CO 80111
          Attention of President
          Facsimile: (303) 754-5452

          With a separate copy delivered to:

          US WEST Media Group, Inc.
          188 Inverness Drive
          Englewood, CO 80112
          Attention of General Counsel
          Facsimile:  (303) 793-6707

          If to GE:

          Four Research Way
          Princeton, NJ 08540
          Attention of General Counsel
          Facsimile: (609) 987-4233

          With a separate copy delivered to:

          Hogan & Hartson
          555 13th Street N.W.
          Washington, DC 20004
          Attention of Timothy A. Lloyd, Esq.
          Facsimile: (202) 637-5910

          If to Malone:

          Tele-Communications, Inc.
          4100 East Drycreek Road
          Littleton, CO 80122
          Attention of Stephen M. Brett, Esq.
          Facsimile: (303) 488-3245

          With a separate copy delivered to:

          Baker & Botts, LLP
          599 Lexington Avenue
          New York, NY 10022
          Attention of Elizabeth M. Markowski, Esq.
          Facsimile: (212) 705-5125

          SECTION 14.  Amendment.  This Agreement may not be amended except by a
                       ---------
written instrument duly signed by each party hereto.

          SECTION 15.  Integration.  This Agreement, the Restructuring
                       ------------
Agreement, the Merger Agreements, the Asset Transfer Agreements, the US West Guarantee, the Malone Letter, the Reimbursement Agreements, the Stockholders Agreement, the Newhouse Voting Agreement, the Voting Agreements, the Tax Sharing Agreement, the TSAT Merger Agreement, the TSAT Stockholders Agreement, the Drop Down

Agreement and the TSAT Tempo Agreement (each as defined in the Restructuring Agreement) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

          SECTION 16.  Severability.  If any term or other provision of this
                       -------------
Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 17.  Counterparts.  This Agreement may be executed in
                       -------------
counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

          SECTION 18.  Governing Law.  This Agreement shall be governed by and
                       --------------
construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          SECTION 19.  Descriptive Headings.  The headings in this Agreement are
                       ---------------------
for reference purposes only and do not
form part of this Agreement, nor shall such headings in any way affect the meaning or interpretation of any provision herein.

          IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed as of the day first written above.



                                   PRIMESTAR, INC.,

                                      by
                                         -------------------------------------
                                         Name:
                                         Title:


                                   TCI SATELLITE ENTERTAINMENT, INC.,

                                      by
                                         -------------------------------------
                                         Name:
                                         Title:


                                   TIME WARNER ENTERTAINMENT COMPANY,
                                   L.P.,

                                      by  AMERICAN TELEVISION AND
                                          COMMUNICATIONS CORPORATION,
                                          a general partner,

                                             by
                                             ---------------------------------
                                             Name:
                                             Title:


                                   ADVANCE/NEWHOUSE PARTNERSHIP,

                                      by  ADVANCE COMMUNICATION CORP.,
                                          a general partner

                                             by
                                             ---------------------------------
                                             Name:
                                             Title:

                                   COMCAST CORPORATION,

                                      by
                                         -------------------------------------
                                         Name:
                                         Title:


                                   COX COMMUNICATIONS, INC.,

                                      by
                                         -------------------------------------
                                         Name:
                                         Title:


                                   MEDIAONE OF DELAWARE, INC.,

                                      by
                                         -------------------------------------
                                         Name:
                                         Title:


                                   CONTINENTAL SATELLITE COMPANY, INC.,

                                      by
                                         -------------------------------------
                                         Name:
                                         Title:


                                   CONTINENTAL SATELLITE COMPANY OF
                                   CHICAGO, INC.,

                                      by
                                         -------------------------------------

                                         Name:
                                         Title:

                                   CONTINENTAL SATELLITE COMPANY OF
                                   MINNESOTA, INC.,

                                      by
                                         -------------------------------------

                                         Name:
                                         Title:


                                   CONTINENTAL SATELLITE COMPANY OF
                                   NEW ENGLAND, INC.,

                                      by
                                         -------------------------------------

                                         Name:
                                         Title:


                                   CONTINENTAL SATELLITE COMPANY OF
                                   MICHIGAN, INC.,

                                      by
                                         -------------------------------------

                                         Name:
                                         Title:


                                   CONTINENTAL SATELLITE COMPANY OF
                                   OHIO, INC.,

                                      by
                                         -------------------------------------

                                         Name:
                                         Title:


                                   CONTINENTAL SATELLITE COMPANY OF
                                   VIRGINIA, INC.,

                                      by
                                         -------------------------------------

                                         Name:
                                         Title:

                                   MEDIAONE SATELLITE II, INC.,

                                      by
                                         -------------------------------------

                                         Name:
                                         Title:


                                   GE AMERICAN COMMUNICATIONS, INC.,

                                      by
                                         -------------------------------------
                                         Name:
                                         Title:



                                   -------------------------------------------
                                   JOHN C. MALONE